U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): NOVEMBER 10, 1997

                           NEOMEDIA TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                          0-21743                   36-3680347
---------------                     -----------             -------------------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)

2201 SECOND STREET, SUITE 600, FORT MYERS, FLORIDA           33901
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     (Address of principal executive offices)              (Zip Code)


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ITEM 5.    OTHER EVENTS.

            On November 10, 1997, NeoMedia Technologies, Inc. ("NeoMedia") announced the hiring of BT Alex Brown, Incorporated, a subsidiary of Bankers Trust New York Corporation, as a financial advisor to advise NeoMedia and its Board of Directors during the process of redeeming the outstanding warrants, as well as for mergers and acquisitions. BT Alex Brown, Incorporated, provides investment banking and advisory services to a variety of companies including technology, media and communications and other growth industries.

            On November 10, 1997, NeoMedia announced the redemption of all of its outstanding publicly-traded warrants and the warrants issued to Dominick & Dominick, Incorporated, a consultant to NeoMedia. Each warrant entitles the holder to purchase one share of NeoMedia common stock at an exercise prices of $7.375. Warrant holders have until December 18, 1997 to convert the warrant to a share of common stock or to sell the warrant. Warrants that are not exercised by December 18, 1997 will be redeemed by NeoMedia at 5 cents per warrant. As of October 31, 1997, NeoMedia had 2,412,118 outstanding publicly-traded warrants and 375,000 warrants issued to Dominick & Dominick, Incorporated. As of October 31, 1997, 288,820 warrants had been exercised voluntarily.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEOMEDIA TECHNOLOGIES, INC.
                                        ---------------------------
                                                (Registrant)



Date:  NOVEMBER 18, 1997          By: /s/ CHARLES T. JENSEN
                                      ---------------------------
                                      Charles T. Jensen, Vice President, Chief
                                      Financial Officer, Treasurer and Director


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                                  EXHIBIT INDEX

SEQUENTIAL
   PAGE         EXHIBIT
  NUMBER          NUMBER           DOCUMENT
----------      --------           --------

    5              99.1            News Release Dated November 10, 1997 and
                                   Entitled "NeoMedia to Raise $20 Million
                                   Equity Through Warrant Call; BT Alex Brown
                                   Hired as Financial Advisor"

    8              99.2            Notice of Redemption


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